Exhibit 99.1

Accelus and CHP Merger Corp. Mutually Agree To Terminate

Business Combination

Palm Beach Gardens, FL / Summit, NJ, April 15, 2022 – Integrity Implants Inc. d/b/a Accelus (“Accelus”), a privately held medical technology company focused on accelerating the adoption of minimally invasive surgery (MIS) as the standard of care in spine, and CHP Merger Corp. (“CHP”) (Nasdaq: CHPM, CHPMU and CHPMW), a special purpose acquisition company (SPAC), announced today that the companies have mutually agreed to terminate, effective immediately, the previously announced business combination agreement dated November 14, 2021 as a result of market conditions.

“In light of market conditions, we believe that this strategic pivot will best enable our team to execute on our mission to transform the spine surgery space by accelerating the adoption of MIS as the standard of care,” said Chris Walsh, CEO and Co-Founder of Accelus. “We continue to see accelerating demand for our highly differentiated product portfolio, and for robotic-enabled minimally invasive techniques specifically, both in hospitals and ASCs. As we look ahead, I am confident that our team is more focused than ever on addressing critical constraints related to cost and efficiency and on fulfilling a significant unmet need. We are grateful for the support we have received from the CHP team and their enduring commitment to advancing MIS spine surgery.”

“Accelus has developed a revolutionary portfolio of MIS implant solutions and robotic targeting and navigation technology that delivers an extremely compelling value proposition with improved quality and outcomes at a significantly lower overall cost of care. With a strong and capable management team and great commercial momentum, Accelus is well-positioned to be the market leader in MIS. We look forward to finding other opportunities to collaborate and support Accelus in the future,” said Joseph Swedish, Chairman of CHP.

Pursuant to CHP’s amended and restated certificate of incorporation, CHP has determined to liquidate and distribute to the holders of common stock issued in its initial public offering that have not previously redeemed their shares their pro-rata portion of the funds held in the trust account established for the benefit of such stockholders, which will be an amount equal to the aggregate amount on deposit in the trust account, including any amounts representing interest earned on the trust account then held therein, less any interest to be released to CHP to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses). CHP will effect such liquidation and distribution on April 25, 2022. As provided for in CHP’s Current Report on Form 8-K, filed with the United States Securities and Exchange Commission on November 22, 2021, CHP will not fund a monthly contribution into the trust account on April 26, 2022.

About Accelus

Accelus is a medical technology company dedicated to advancing spinal surgery treatment options by developing and commercializing an ecosystem of enabling technologies, including a proprietary surgical robotic targeting and navigation platform and differentiated implant systems. Accelus offers an innovative portfolio of implants, instruments, biologics and technologies that address the clinical challenges associated with spine surgery, with a focus on minimally invasive surgery (“MIS”) techniques and solutions. Their first-of-its-kind FlareHawk Interbody Fusion System (“FlareHawk”) features proprietary multidirectional expansion technology, designed for minimal disruption to the patient’s anatomy during insertion and natural load distribution and support. They also offer a revolutionary Robotic-Enabled Minimally Invasive (“Remi”) robotic targeting and navigation platform which provides an efficient and economically accessible solution to a broad array of spine surgeons. The novel portfolio of implants and instruments, paired with the revolutionary robotic targeting and navigation platform, is designed to address the limitations associated with MIS procedures while providing broader access to enabling technologies for alternative facilities, such as ambulatory surgery centers (“ASCs”).

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of the words such as “may,” “will”, “would”, “could”, “expect”, “believe”, “plan”, “anticipate”, “intend”, “estimate”, “continue”, or the negative or comparable terminology, as well as terms usually used in the future and conditional, are intended to identify forward-looking statements. These forward-looking statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Accelus’ and CHP’s management, are not predictions of actual performance, and are subject to risks and uncertainties. Actual events and results could differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect Accelus’ and CHP’s expectations, plans and views as of the date they are made. Accelus and CHP anticipate that subsequent events and developments will cause Accelus’ and CHP’s assessments to change. Accelus and CHP specifically disclaim any obligation to update any forward-looking statements as a result of new information, future events, or otherwise, unless expressly as required by applicable law.

Contacts

CHP Contact

ASC Advisors

Steve Bruce / Taylor Ingraham

sbruce@ascadvisors.com / tingraham@ascadvisors.com

203-992-1230

Accelus Contact:

Gilmartin Group

Brian Johnston

ir@accelusinc.com